                               PRICING SUPPLEMENT


                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)


                           United Parcel Service, Inc.

                                    UPS Notes



Pricing Supplement No. 48                                   Trade Date: 12/16/02
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 12/19/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is December 17, 2002




         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UEW0              $2,416,000.00              5.00%                 12/15/17                 100%


    Interest Payment
       Frequency                                      Subject to                     Dates and terms of redemption
      (begin date)          Survivor's Option         Redemption                   (including the redemption price)
    ----------------        -----------------       --------------                 --------------------------------
        1/15/03                    Yes                   Yes                                  100% 12/15/03
        monthly                                                                         semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $2,388,216.00             $27,784.00                $3.50             ABN AMRO Financial
                                                                             Services, Inc.